UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2015

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	27-2496053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12900 Snow Road Parma, Ohio 44130
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 216-676-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD.

On January 26, 2015, GrafTech International Ltd. (the “Company”) issued a press release. A copy of this press release is furnished herewith as Exhibit 99.1. Such press release shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 and shall not be incorporated by reference in any filing under the Securities Act of 1933 except as shall be expressly set forth by specific reference in such filing.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the Board nominees to be proposed by the Company.  THE COMPANY WILL FILE WITH THE SEC AND DISTRIBUTE TO STOCKHOLDERS A DEFINITIVE PROXY STATEMENT IN CONNECTION WITH THE COMPANY’S 2015 ANNUAL MEETING OF STOCKHOLDERS.  THE COMPANY STRONGLY ADVISES ALL STOCKHOLDERS TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  THE COMPANY’S PROXY STATEMENT, AS FILED, AND ANY FURTHER AMENDMENTS, SUPPLEMENTS OR OTHER RELEVANT PROXY SOLICITATION DOCUMENTS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV, OR BY CONTACTING INVESTOR RELATIONS, GRAFTECH INTERNATIONAL LTD., 12900 SNOW ROAD, PARMA, OH, 44130 OR 216-676-2000.

Certain Information Concerning Participants

The Company and its directors and officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the election of directors. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock will be set forth in the definitive proxy statement for the Company’s 2015 Annual Meeting of Stockholders, which will be filed with the SEC.  Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the election, by reading the definitive proxy statement and other relevant documents regarding the election filed with the SEC.  Investors should read the definitive proxy statement carefully when it becomes available before making any voting decisions.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press release dated January 26, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.
Date: January 26, 2015	By:	/s/ John D. Moran
John D. Moran Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press release dated January 26, 2015